UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2017

The McClatchy Company

(Exact name of registrant as specified in its charter)

DELAWARE	1-9824	52-2080478
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Q Street

Sacramento, CA 95816

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code (916) 321-1844

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 19, 2017, The McClatchy Company (“McClatchy”) announced that it, along with Tribune Media Company, and TEGNA Inc. (the “Selling Partners”), have entered into a definitive Interests Purchase Agreement (the “Purchase Agreement”) to sell an aggregate of 74.5 percent (on a fully diluted basis) of the Selling Partners’, or their respective wholly-owned subsidiaries’, membership interest held in CareerBuilder, LLC (“CB”) to an investor group led by investment funds managed by affiliates of Apollo Global Management along with the Ontario Teachers’ Pension Plan Board (the “Sale”). In a separate transaction prior to the Sale, CB has committed to making a normal distribution to the Selling Partners, of which McClatchy expects to receive approximately $8 million.

McClatchy’s after-tax proceeds from the Sale are expected to be approximately $68 million and coupled with the normal distribution, total cash to be received is anticipated to be approximately $76 million. The Sale is expected to close in the third quarter of 2017, subject to customary closing conditions and regulatory review. A copy of the press release announcing the Sale is furnished with this report as Exhibit 99.1.

Upon the completion of the Sale, the Selling Partners will retain a minority ownership interest in CareerBuilder. The McClatchy Company’s ownership will be approximately 3.8% on a fully diluted basis.

The McClatchy Company will terminate its affiliate agreement with CB upon the earlier of July 31, 2017 or the closing of the Sale.

The foregoing summary of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

Item 2.06	Material Impairments

In connection with the Sale, McClatchy will record a non-cash impairment charge of $45 million to $55 million in the second quarter of 2017.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release dated June 19, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

June 20, 2017	The McClatchy Company

/S/ R. Elaine Lintecum
By: R. Elaine Lintecum
Title: Vice President, Finance,
Chief Financial Officer and Treasurer